Contact:

EXHIBIT 99.1

Allison Wey

Vice President, Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL TO ACQUIRE ANCHEN PHARMACEUTICALS

Enhances Par’s R&D Platform

Significantly Increases Current Pipeline

Immediately Accretive in 2011

Conference Call Scheduled for 10:00am ET Today

Woodcliff Lake, N.J., August 24, 2011 – Par Pharmaceutical Companies, Inc. (NYSE:PRX) announced today that it entered into a definitive agreement to acquire Anchen Pharmaceuticals, a privately-held specialty pharmaceutical company focused on developing and commercializing extended release and niche generic products, for $410 million in cash.  The transaction is expected to be immediately accretive to non-GAAP earnings in 2011.

Anchen is a profitable, fully-integrated pharmaceutical company with five commercialized products, 27 ANDAs on file with the US FDA, five of which are believed to be first-to-file, and approximately 26 additional products in development.  Anchen anticipates launching 8-10 niche generic products over the next two years.  Headquartered in Irvine, California, Anchen has 218 employees and over 72,000 sq. ft. of expandable manufacturing and warehouse facilities with state-of-the-art equipment.

Patrick G. LePore, Chairman, CEO and President of Par Pharmaceutical Companies said, “This transaction accelerates the expansion of Par’s research and development infrastructure and reinforces our strategy to provide long-term sustainable growth.  Anchen has an excellent development track record and robust product pipeline, which, when combined with Par’s existing capabilities and pipeline, more than doubles our product opportunities.”  Mr. LePore continued, “Anchen also shares Par’s highly entrepreneurial culture and cost-efficient approach to product development, which should allow for a seamless integration.”

The Company intends to finance the transaction with cash on hand and a $350 million term loan.

The acquisition is subject to customary conditions and approvals.  Par expects to complete the transaction by the end of the year.

Advisors

Par Pharmaceutical Companies was advised by JKF Advisors LLC, Orrick, Herrington & Sutcliffe LLP, and Arent Fox LLP, among others.  In addition, the Company received a fairness opinion from J.P. Morgan in connection with the transaction.

Anchen Pharmaceuticals was advised by Jefferies & Company and Winston & Strawn LLP.

Conference Call

The Company will host a conference call and webcast to discuss the transaction today at 10:00a.m. Eastern Daylight Time.  Access to the live webcast can be made via the Company's website at www.parpharm.com.

Dial-in Information

Domestic:	866-783-2140
International:	857-350-1599
Passcode:	81836190

A replay of the conference call will be available for two weeks approximately one hour after the call.

Replay Information

Domestic:	888-286-8010
International:	617-801-6888
Passcode:	17442854

About Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc. is a US-based specialty pharmaceutical company. Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, manufactures and markets high barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s most recent Annual Report on Form 10-K, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

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